[Letterhead of Shearman & Sterling LLP]





                                October 24, 2003




Mpower Holding Corporation
175 Sully's Trail, Suite 300
Pittsford, New York 14534

                           Mpower Holding Corporation


Ladies and Gentlemen:

         We have acted as counsel to Mpower Holding Corporation, a Delaware company (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), and the prospectus contained in the Registration Statement (the "Prospectus"), relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by certain selling stockholders of the Company of 12,940,741 shares of common stock of the Company, par value U.S.$0.001 per share (the "Shares"), and 3,021,404 shares of common stock of the Company (the "Warrant Shares") upon the exercise of certain of the Company's warrants to purchase shares of common stock at a price of $1.62 per share (subject to certain adjustments).

         We hereby confirm that the discussion in the Prospectus under the caption "Certain U.S. Federal Tax Considerations for Non-U.S. Holders," insofar as such discussion represents legal conclusions or statements of United States federal income and estate tax law, subject to the limitations and conditions set forth therein, constitutes our opinion as to the material United States federal income and estate tax consequences relevant to the ownership and disposition of the Shares and the Warrant Shares by "Non-U.S. Holders" (as defined therein).

         No opinion is expressed as to any other matter, including any aspects of state, local or non-United States tax law. This opinion is based on current United States federal income and estate tax law and administrative practice, and we do not undertake to advise you as to any future changes in such law or practice that may affect our opinion unless we are specifically retained to do so.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the general rules and regulations promulgated thereunder.





                                                    Very truly yours,



                                                    /s/ Shearman & Sterling LLP








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